CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

EXHIBIT 10.02

AMENDMENT TO ADVISORY AGREEMENT

This Amendment (“the Amendment”) the certain Advisory Agreement dated October 18, 2014 (“the Agreement”) is made as of October 1, 2014 (the “Effective Date”) among OASIS ROW, LLC, a Delaware limited liability company (the “Trading Company”), R.J. O’Brien Fund Management, LLC, a Delaware limited liability company (the “Managing Member”), and ROW Asset Management, LLC, a Delaware limited liability company (the “Trading Advisor”).

The Trading Company, the Managing Member, and the Trading Advisor now desire to amend the terms of the Agreement as set forth below:

1.           Subsection (a)(i) of Section 5 is hereby amended and restated in its entirety and shall hereafter read as follows:

“The Trading Company shall pay the Trading Advisor a monthly management fee equal to 1/12 of *% (a *% annual rate) of the Assets allocated to it (as defined in Section 2(a) hereof) as of the last day of each month (the “Management Fee”).  The Management Fee is payable in arrears within twenty Business Days of the end of the month for which it was calculated.  For purposes of this Agreement, “Business Day” shall mean any day which the securities markets are open in the United States.

2.           Subsection (a)(ii) of Section 5 is hereby amended and restated in its entirety and shall hereafter read as follows:

“The Trading Company shall pay the Trading Advisor a quarterly incentive fee equal to *% of the New Trading Profit (as defined in Section 5(d) hereof) (the “Incentive Fee”).  The initial incentive period will commence on the date the Trading Advisor commences trading the Account and shall end on the last day of the calendar quarter after such date.  The Incentive Fee is payable within twenty Business Days of the end of the calendar quarter for which it was calculated.  Notwithstanding the foregoing, in connection with any assets of RJO Global Trust, a Delaware Statutory Trust (“RJOGT”), the Trading Company shall pay the Trading Advisor a quarterly incentive fee equal to *% of the New Trading Profit (as defined in Section 5(d) hereof) (the “RJOGT Incentive Fee”).

3.           Except as provided in this Amendment, all terms and conditions used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

* Confidential material redacted and filed separately with the Commission.
* Confidential material redacted and filed separately with the Commission.
* Confidential material redacted and filed separately with the Commission.
* Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

4.           Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms and conditions of this Amendment will prevail.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective as of the Effective Date.

SIGNATURE PAGE FOLLOWS

OASIS ROW, LLC
By R.J. O’Brien Fund Management, LLC
Managing Member

By:	/s/ Julie M. DeMatteo
Name: Julie M. DeMatteo
Title: Managing Director

R.J. O’BRIEN FUND MANAGEMENT, LLC

By:	/s/ Julie M. DeMatteo
Name: Julie M. DeMatteo
Title: Managing Director

ROW ASSET MANAGEMENT, LLC

By:	/s/ Ryan O’Grady
Name:
Title:

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